Exhibit 99.1
For Release:    Immediately

Contact:	Media -
	Aidan Gormley - Director, Corporate Communications	216-896-3258
aidan.gormley@parker.com
Financial Analysts -
	Pamela Huggins, Vice President - Treasurer	216-896-2240
phuggins@parker.com

Stock Symbol:     PH – NYSE

Parker Announces Consolidation of the Climate and Industrial Controls Group

CLEVELAND, July 30, 2013 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today announced that it has consolidated its Climate and Industrial Controls (CIC) group into other existing operating groups within the company's Industrial Segment. As a result of this consolidation and the resulting change in management structure, the company will have two reporting segments beginning with fiscal year 2014, Diversified Industrial (which will continue to include supplemental sales and profitability data for North America and International) and Aerospace Systems.

“We have completed strategic divestitures within the CIC group during this past year, including our previously announced transaction to sell the automotive air conditioning portion of our Mobile Climate Systems Division to ContiTech AG,” said Chairman, CEO and President, Don Washkewicz. “We believe this change in group and management structure will better leverage the natural synergies among our operating groups and will foster greater focus, efficiencies and opportunities for growth. Our new reporting segment names more accurately describe the breadth of our capabilities and the position we have achieved as an innovative provider of highly engineered aerospace systems to our customers.”

In fiscal year 2014, the financial results of the CIC group will be reported in the Diversified Industrial Segment. On a geographic basis, approximately 70% of CIC group sales will be reported within Diversified Industrial North America and approximately 30% of CIC group sales will be reported within Diversified Industrial International.

The company also announced that, beginning with the first quarter of fiscal year 2014, it will provide supplemental information, including sales, on three global technology platforms. This supplemental information is expected to provide greater clarity into the operations that comprise the Diversified Industrial Segment. The three global technology platforms are strategically aligned based on complementary technologies and will be called Motion Systems, Flow and Process Control, and Filtration and Engineered Materials.

“This supplemental information will provide greater transparency and showcase the breadth of the technologies that we leverage in unique ways to meet our customers' needs around the world,” added Washkewicz. “We believe that this information will broaden awareness of our competitive strengths and the scope of our global footprint, end markets, sales channels, products and applications.”

Historical sales and operating income for the CIC segment, that will now be included in the Diversified Industrial Segment in North America and International, is included in this press release and will be posted on the company's investor information site at www.phstock.com.

With annual sales exceeding $13 billion in fiscal year 2012, Parker Hannifin is the world's leading diversified manufacturer of motion and control technologies and systems, providing precision-engineered solutions for a wide variety of mobile, industrial and aerospace markets. The company employs approximately 60,000 people in 48 countries around the world. Parker has increased its annual dividends paid to shareholders for 57 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. For more information, visit the company's web site at www.parker.com or its investor information web site at www.phstock.com.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. All statements regarding future performance, earnings projections, events or developments are forward-looking statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments, disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions; ability to realize anticipated cost savings from business realignment activities; ability to realize anticipated benefits of the consolidation of the Climate and Industrial Controls Group; threats associated with and efforts to combat terrorism; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; competitive market conditions and resulting effects on sales and pricing; increases in raw material costs that cannot be recovered in product pricing; the company's ability to manage costs related to insurance and employee retirement and health care benefits; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

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PARKER-HANNIFIN CORPORATION
BUSINESS SEGMENT INFORMATION BY INDUSTRY - REFLECTING CONSOLIDATION OF CIC SEGMENT INTO INDUSTRIAL SEGMENT
FY2013
(Unaudited)	Three Months Ending			Fiscal Year-to-Date
(Dollars in thousands)	September 30, 2012	December 31, 2012	March 31, 2013	September 30, 2012	December 31, 2012	March 31, 2013
Net sales
Industrial:
North America
North America - as reported	$1,266,047	$1,197,705	$1,283,649	$1,266,047	$2,463,752	$3,747,401
CIC North America	159,232	119,675	144,781	159,232	278,907	423,688
North America w/CIC	1,425,279	1,317,380	1,428,430	1,425,279	2,742,659	4,171,089

International
International - as reported	1,176,890	1,168,961	1,241,464	1,176,890	2,345,851	3,587,315
CIC International	71,683	50,498	59,121	71,683	122,181	181,302
International w/CIC	1,248,573	1,219,459	1,300,585	1,248,573	2,468,032	3,768,617

Aerospace	541,083	528,656	578,026	541,083	1,069,739	1,647,765
Total	$3,214,935	$3,065,495	$3,307,041	$3,214,935	$6,280,430	$9,587,471

Segment operating income
Industrial:
North America
North America - as reported	$227,192	$183,914	$209,048	$227,192	$411,106	$620,154
CIC North America	16,883	6,517	15,439	16,883	23,400	38,839
North America w/CIC	244,075	190,431	224,487	244,075	434,506	658,993

International
International - as reported	151,771	123,434	152,309	151,771	275,205	427,514
CIC International	4,827	1,613	5,885	4,827	6,440	12,325
International w/CIC	156,598	125,047	158,194	156,598	281,645	439,839

Aerospace	61,898	52,172	80,080	61,898	114,070	194,150
Total segment operating income	462,571	367,650	462,761	462,571	830,221	1,292,982
Corporate general and administrative expenses	39,767	45,401	41,410	39,767	85,168	126,578
Income before interest and other	422,804	322,249	421,351	422,804	745,053	1,166,404
Interest expense	23,509	24,216	23,050	23,509	47,725	70,775
Other expense	63,237	35,404	59,750	63,237	98,641	158,391
Income before income taxes	$336,058	$262,629	$338,551	$336,058	$598,687	$937,238

PARKER-HANNIFIN CORPORATION
BUSINESS SEGMENT INFORMATION BY INDUSTRY - REFLECTING CONSOLIDATION OF CIC SEGMENT INTO INDUSTRIAL SEGMENT
FY2012
(Unaudited)	Three Months Ending				Fiscal Year-to-Date
(Dollars in thousands)	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012
Net sales
Industrial:
North America
North America - as reported	$1,204,817	$1,183,352	$1,315,357	$1,337,580	$1,204,817	$2,388,169	$3,703,526	$5,041,106
CIC North America	165,310	138,030	171,338	192,273	165,310	303,340	474,678	666,951
North America w/CIC	1,370,127	1,321,382	1,486,695	1,529,853	1,370,127	2,691,509	4,178,204	5,708,057

International
International - as reported	1,289,115	1,218,812	1,286,751	1,239,571	1,289,115	2,507,927	3,794,678	5,034,249
CIC International	77,147	70,133	77,357	76,252	77,147	147,280	224,637	300,889
International w/CIC	1,366,262	1,288,945	1,364,108	1,315,823	1,366,262	2,655,207	4,019,315	5,335,138

Aerospace	497,492	496,505	542,760	565,990	497,492	993,997	1,536,757	2,102,747
Total	$3,233,881	$3,106,832	$3,393,563	$3,411,666	$3,233,881	$6,340,713	$9,734,276	$13,145,942

Segment operating income
Industrial:
North America
North America - as reported	$223,227	$195,738	$226,986	$249,059	$223,227	$418,965	$645,951	$895,010
CIC North America	15,556	6,980	16,781	25,925	15,556	22,536	39,317	65,242
North America w/CIC	238,783	202,718	243,767	274,984	238,783	441,501	685,268	960,252

International
International - as reported	208,219	165,940	195,065	163,899	208,219	374,159	569,224	733,123
CIC International	4,236	2,843	6,422	5,531	4,236	7,079	13,501	19,032
International w/CIC	212,455	168,783	201,487	169,430	212,455	381,238	582,725	752,155

Aerospace	68,637	70,262	65,925	85,311	68,637	138,899	204,824	290,135
Total segment operating income	519,875	441,763	511,179	529,725	519,875	961,638	1,472,817	2,002,542
Corporate general and administrative expenses	58,016	46,136	38,377	50,838	58,016	104,152	142,529	193,367
Income before interest and other	461,859	395,627	472,802	478,887	461,859	857,486	1,330,288	1,809,175
Interest expense	23,221	23,769	22,313	23,487	23,221	46,990	69,303	92,790
Other expense	27,053	32,911	49,662	30,061	27,053	59,964	109,626	139,687
Income before income taxes	$411,585	$338,947	$400,827	$425,339	$411,585	$750,532	$1,151,359	$1,576,698

PARKER-HANNIFIN CORPORATION
BUSINESS SEGMENT INFORMATION BY INDUSTRY - REFLECTING CONSOLIDATION OF CIC SEGMENT INTO INDUSTRIAL SEGMENT
FY2011
(Unaudited)	Three Months Ending				Fiscal Year-to-Date
(Dollars in thousands)	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011
Net sales
Industrial:
North America
North America - as reported	$1,064,915	$1,045,469	$1,178,714	$1,227,412	$1,064,915	$2,110,384	$3,289,098	$4,516,510
CIC North America	166,088	144,692	184,772	192,490	166,088	310,780	495,552	688,042
North America w/CIC	1,231,003	1,190,161	1,363,486	1,419,902	1,231,003	2,421,164	3,784,650	5,204,552

International
International - as reported	1,092,981	1,147,231	1,293,047	1,383,748	1,092,981	2,240,212	3,533,259	4,917,007
CIC International	68,609	69,642	79,764	84,312	68,609	138,251	218,015	302,327
International w/CIC	1,161,590	1,216,873	1,372,811	1,468,060	1,161,590	2,378,463	3,751,274	5,219,334

Aerospace	436,680	459,630	503,806	521,868	436,680	896,310	1,400,116	1,921,984
Total	$2,829,273	$2,866,664	$3,240,103	$3,409,830	$2,829,273	$5,695,937	$8,936,040	$12,345,870

Segment operating income
Industrial:
North America
North America - as reported	$189,362	$159,429	$189,463	$207,290	$189,362	$348,791	$538,254	$745,544
CIC North America	16,449	6,658	18,023	17,654	16,449	23,107	41,130	58,784
North America w/CIC	205,811	166,087	207,486	224,944	205,811	371,898	579,384	804,328

International
International - as reported	183,800	167,776	199,798	202,848	183,800	351,576	551,374	754,222
CIC International	5,103	2,843	4,554	4,850	5,103	7,946	12,500	17,350
International w/CIC	188,903	170,619	204,352	207,698	188,903	359,522	563,874	771,572

Aerospace	43,776	63,644	68,984	70,722	43,776	107,420	176,404	247,126
Total segment operating income	438,490	400,350	480,822	503,364	438,490	838,840	1,319,662	1,823,026
Corporate general and administrative expenses	33,354	37,593	41,734	51,187	33,354	70,947	112,681	163,868
Income before interest and other	405,136	362,757	439,088	452,177	405,136	767,893	1,206,981	1,659,158
Interest expense	24,633	25,631	24,619	24,821	24,633	50,264	74,883	99,704
Other expense	44,139	30,876	24,752	45,966	44,139	75,015	99,767	145,733
Income before income taxes	$336,364	$306,250	$389,717	$381,390	$336,364	$642,614	$1,032,331	$1,413,721